Prudential Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						May 28, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Prudential Index Series Fund
                                     File No. 811-06677


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Semi-Annual Report on Form N-SAR for Prudential Index Series Fund for the six-month period ended March 31, 2003, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                     Very truly yours,


                                                  /s/ Maria G. Master
                                                      Maria G. Master
                                                            Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of May, 2003.







Prudential Index Series Fund






Witness: /s/ Maria G. Master			By: /s/ Grace C. Torres
            Maria G. Master	  	      		Grace C. Torres
            Secretary		      		              Treasurer





























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